EXHIBIT 23

HORWATH ORENSTEIN LLP

Chartered Accountants

A MEMBER OF HORWATH INTERNATIONAL

595 Bay Street, Suite 300

Toronto, Canada

M5G 2C2

(416) 596 1711

(416) 596 7894 Fax

www.hto.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated audited financial statements of Yak Communications (USA) Inc. and Subsidiaries as of June 30, 2003 and 2002 as part of this Form 10-KSB.

/s/ Horwath Orenstein LLP

Horwath Orenstein LLP Chartered Accountants Toronto, Ontario

September 25, 2003